Exhibit 24.2

CRYOPORT, INC.

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Jerrell W. Shelton and Robert S. Stefanovich, and each of them singly (with full power to each of them to act alone), as her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for her and in her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

SIGNATURE	TITLE	DATE

/s/ Linda Baddour Linda Baddour	Director	December 15, 2023